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                                                                    EXHIBIT 10.6


                                EQUIPMENT LEASE
                                ---------------

InterVoice Inc. (herein called "Lessor") agrees to lease to WorldQuest Networks, Inc. (herein called "Lessee"), and Lessee agrees to lease and rent from Lessor, the equipment for the 400 Ports (as defined in Section 14 below), which equipment includes a license to all software ("Software") associated with the use and operation of such equipment (as such license is described in Section 15 below), (herein with all replacement parts, additions and accessories called the "Equipment"), on the terms and conditions hereof.

1.   TERM AND RENT.  The lease term shall commence as of the date that the
     -------------
     Equipment is accepted by Lessee or Lessee's agent in accordance with
     Section 10 below (the "Commencement Date") and shall continue until the obligations of Lessee under this Lease shall have been fully performed. Monthly Rent, in the amount per month determined in accordance with Section 11 below, shall be due and payable on the fifteenth (15th) day of the following month beginning on the fifteenth day of the month following the month in which acceptance occurs, and shall continue for a period of thirty six (36) months (the "Term of this Agreement"). THIS LEASE CANNOT BE CANCELLED BY THE PARTIES HERETO DURING THE TERM HEREOF, except by mutual written agreement of the parties, or as otherwise provided for in this Lease.

2.   TITLE: PERSONAL PROPERTY.  The Equipment is, and shall at all times, remain
     ------------------------
     the property of Lessor, and, except as provided herein, Lessee shall have no right, title or interest therein. If Lessor supplies Lessee with labels indicating that the Equipment is owned by Lessor, Lessee shall affix such labels to and keep them in a prominent place on the Equipment. In order to perfect Lessor's security interest in the Equipment in the event this Lease is determined to be a security agreement, Lessee hereby grants Lessor a security interest in the Equipment and authorizes Lessor, at Lessee's expense, to cause this Lease, or any statement or other instrument in respect of this Lease showing the interest of Lessor in the Equipment, including Uniform Commercial Code Financing Statements, to be filed or recorded and re-filed and re-recorded, and grants Lessor the right to execute Lessee's name thereto. Lessee agrees to execute and deliver any statement or instrument requested by Lessor for such purpose. Lessee shall, at its expense, protect and defend Lessor's title (provided Lessee shall have no obligations to protect and defend Lessor's title with respect to claims of Lessor's creditors) against all persons claiming against or through Lessee, at all times keeping the Equipment free from any legal process or encumbrance whatsoever, including but not limited to liens, attachments, levies and executions, and shall give Lessor immediate written notice thereof and shall indemnify Lessor from any loss caused thereby. Lessee shall execute or obtain from third parties and deliver to Lessor, upon Lessor's request and expense, such further instruments and assurances as Lessor deems necessary or advisable for the confirmation or perfection of Lessor's rights hereunder. The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any improvements thereon.

3.   CARE, USE, LOCATION AND ALTERATION.  Lessee shall not misuse the Equipment,
     ----------------------------------
     shall exercise reasonable care in using the Equipment, shall use the Equipment lawfully and shall not alter the Equipment without Lessor's prior written consent.

4.   REDELIVERY.  Upon expiration or earlier termination of this Lease, Lessee
     ----------
     shall return the Equipment covered thereby, freight prepaid, to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof only excepted, in a manner and to a location within the continental United States designated by Lessor. Any and all costs associated with returning the Equipment, including discontinuance, disassembly, rigging, and transportation expenses, duties, tariffs and/or taxes, shall be paid by Lessee.

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5.   NET LEASE, TAXES AND FREIGHT.  Lessee intends the rental payments hereunder
     ----------------------------
     to be net to Lessor and Lessee shall pay all sales, use, excise, stamp, documentary and ad valorem taxes, license and registration fees, assessments, fines, duties, tariffs, penalties and similar charges imposed on the lease, license, delivery, transportation, ownership, possession or use of the Equipment during the term of the lease; shall pay all taxes (except Lessor's Federal or State net income taxes) imposed on Lessor or Lessee with respect to the rental payments hereunder and shall reimburse Lessor upon demand for any taxes paid by or advanced by Lessor. Unless otherwise agreed to in writing, Lessor shall file for and pay all personal property taxes assessed with respect to the Equipment during the term of this Lease and Lessee shall, upon Lessor's demand, forthwith reimburse Lessor therefor. The Equipment is provided to Lessee F.O.B, Lessee's facilities in New York, and Lessor is responsible for paying all freight and other transportation charges associated with the Equipment.

6.   TAX TREATMENT.  With respect to each item of the Equipment leased
     -------------
     hereunder, Lessee agrees that Lessor shall be entitled to such deductions and other benefits as are provided to an owner of personal property leased by the owner under a capital lease, under the Internal Revenue Code of 1986 (as defined in Section 2 of the Tax Reform Act of 1986), as amended or superseded from the time (hereinafter the "Code"), including without limitation depreciation deductions based upon the Accelerated Cost Recovery Equipment all at the federal tax rates in effect on the Commencement Date (hereinafter "Tax Benefits"). The parties further agree that the applicable provisions of this lease cannot be changed without endangering Lessor's tax benefits.

7.   DEFAULT AND REMEDIES.  If Lessee defaults in any payment or other
     --------------------
     obligation required under this Lease, and such default is not cured within thirty (30) days after receipt from Lessor of notice of such default, the Lessor may declare the aggregate balance of rent for the full term of this Lease immediately due and payable and the Lessor shall have all remedies made available to it at law and in equity.

8.   ASSIGNMENT; QUITE ENJOYMENT.  Lessor may with Lessee's consent, which
     ---------------------------
     consent will not be unreasonably withheld, assign this Lease and/or the rentals due hereunder or sell or grant a security interest in the Equipment. Provided Lessee is not in default hereunder, Lessee shall quietly enjoy use of the Equipment subject to the terms and conditions of this Lease.

WITHOUT LESSOR'S PRIOR WRITTEN CONSENT LESSEE SHALL NOT ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF THE EQUIPMENT OR ANY INTEREST THEREIN, OR SUBLET OR LEND THE EQUIPMENT OR PERMIT IT TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE'S EMPLOYEES.

Provided Lessee is not in default hereunder or under any other lease or agreement with Lessor, Lessee and Lessor shall use all reasonable efforts to negotiate a purchase price for Lessee to purchase the Equipment (other than Software licensed hereunder) in whole and not in part, and to license all Software licensed hereunder (including appropriate new releases and updates thereto) on an AS IS BASIS WHERE IS BASIS, WITH NO WARRANTIES, EXPRESS OR IMPLIED, based on the depreciated fair market value of the Equipment and Software licenses (and the estimated value of such new releases and updates) as of the date this Agreement terminates.

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9.   NOTICES.  Service of all notices under this Lease shall be sufficient if
     -------
     given personally or mailed to the intended party at its respective address set forth below, or at such other address as said party may provide in writing from time to time. Any such notice mailed to the other party at the following address shall be effective, upon mailing, duly addressed and with postage prepaid, certified mail, return receipt requested:

               LESSOR:  InterVoice, Inc.
                        Chief Financial Officer
                        17811 Waterview Parkway
                        Dallas, TX 75252

               LESSEE:  WorldQuest Networks, Inc.

                        ------------------------------
                        ------------------------------
                        ------------------------------

10.  ACCEPTANCE.  Lessor shall install the Equipment and Software at the
     ----------
     locations of Lessee in the United States and as otherwise agreed to between the parties. Lessee shall have thirty (30) days to test the Equipment and Software following installation, and such Equipment and Software shall be deemed accepted at the end of such thirty-day period unless Lessee has notified Lessor in writing of specific material nonconformities to the specifications set forth on Schedule A hereto, and any other specifications mutually agreed to in writing after the date of this Agreement (collectively, the "Specifications"), and Lessee has not deployed such Equipment and Software into Production. If nonconformities to the Specifications are reported on a timely basis, Lessor shall have up to thirty (30) days to cure such nonconformities, and Lessee shall have up to fifteen (15) days to notify Lessor in writing that any such reported nonconformities are continuing, otherwise the Equipment and Software will be deemed accepted.

11.  PORT AVAILABILITY AND MONTHLY RENT.  The monthly lease payment (the
     ----------------------------------
     "Monthly Rent") for the Equipment is the amount equal to the greater of:
     (a) 10% of the aggregate monthly Revenues recognized by Lessee for such month; or (b) the Minimum Monthly Rent. On a case-by-case basis the parties can mutually agree in writing and in advance, to a different method for determining rent for all or part of the Equipment and Ports. If Lessor, in its discretion, determines that the average actual usage of the leased Equipment for any consecutive three (3) month period, excluding the three
     (3) month period following the date of initial acceptance of the Equipment, is less than 50% of the call capacity reasonably estimated by Lessor, Lessor may reduce the number of Ports available to Lessee under this Lease by requiring Lessee to return Equipment and Software such that the number of Ports available to Lessee pursuant to this Lease will equal seventy-five percent (75%) of Lessee's call capacity as reasonably estimated by Lessor. In addition to Monthly Rent payments under this Agreement, Lessee will pay Lessor a one-time installation fee, equal to $1,500.00. For purposes of this Lease, the following terms have the meanings set forth below:

          "Enhanced Services Business" means all services of any kind related to the sale, lease and/or license of enhanced voice and/or call processing telephone services (including the services discussed in the Specifications) in connection with the use and/or operation of the Equipment and Software.

          "Minimum Monthly Rent" for any month means the amount which is equal to total number of billable minutes charged by Lessee in connection with its Enhanced Services Business for the month multiplied by $.02. For purposes of this definition, any billable minutes which are

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          processed in connection with the leased Equipment, but which are not charged, shall be deemed billable minutes charged.

          "Monthly Rent Per Port" for any month means the Monthly Rent for such month divided by the number of Ports in Production as of the beginning of such calendar month.

          "Port" means a single digital or analog voice channel telephony input to a T - span or E - span computer card or similar card included in the Equipment.

          "Production" means Equipment which is receiving and/or sending and processing telephone calls in order to generate Revenue.

          "Revenues" mean all revenues of any kind recognized by Lessee, net of charge-backs, which directly or indirectly relate to its Enhanced Services Business, including all revenues realized by Lessee for billable minutes in connection with its Enhanced Services Business, less all access charges paid by Lessee in connection with such Enhanced Services Business to local exchange carriers, inter-exchange carriers and internet service providers.

12.  FINANCIAL STATEMENTS.  Lessee represents that the income statements
     --------------------
     ("Income Statements") and balance sheets prepared by Lessee (collectively, the "Financial Statements") will (i) represent actual bona fide transactions, (ii) be prepared from the books and records of Licensee in conformance with generally accepted accounting principals consistently applied and (iii) will accurately, completely and fairly present in all material respects the financial position of the business of Licensee as of the date thereof. An Income Statement shall be prepared for each calendar quarter ending on the last day of March, June, September and December, and Financial Statements shall be prepared for each calendar year. The quarterly Income Statements should be delivered to Licensor within thirty
     (30) days following the end of the calendar quarter, and the unaudited annual Financial Statements should be delivered to Licensor within forty-five (45) days following the end of the calendar year. Lessee will certify that each set of quarterly and annual financial statements are true, correct and complete.

13.  PAYMENTS AND REPORTS.  Lessee will pay the Monthly Rent for each month on
     --------------------
     or before the fifteenth day of the following month. Each payment of Monthly Rent should be accompanied by a "Revenue Report", which shall set forth the Revenues for the month and provide a reasonable summary of how such Revenues were determined, including (a) the number of units of services (including call minutes) sold, (b) the associated prices per unit (such as the price per minute), and (c) the number of Ports in Production at the beginning and end of the month. An officer of Lessee shall sign the Revenue Report to certify that it is true, correct and complete. Lessee hereby grants to Lessor's duly accredited representative the right to periodically inspect and make copies of books of accounts and records pertaining to Revenues during ordinary business hours, only for the purpose of (1) verifying any Revenue Report or payment of Monthly Rent made under this Lease, and/or (b) to obtain information as to Monthly Rent due and payable in case of failure of Lessee to deliver a Revenue Report. Such inspections shall be made no more often than semi-annually. If upon examination it is agreed that Monthly Rent has been underpaid by 5% or more to Lessor by Lessee, then the amount of such underpayment and all reasonable costs associated with the examination shall be paid by Lessee within ten (10) days following such agreement.

     With respect to any Monthly Rent and/or other invoice due Lessor which is not paid when due, Lessee shall pay Lessor interest from maturity date to date of payment at an annual rate of ten percent (10%) on the unpaid balance (or such lower rate as may be the maximum allowable by law), together with Lessor's costs of collection (including reasonable attorney's fees).

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14.  INSTALLATION AND PORTS.  Lessor will be responsible for installing the
     ----------------------
     Equipment initially delivered hereunder at the Equipment locations mutually agreed to by the parties. The Equipment initially delivered pursuant to this Lease will include 400 Ports with ISDN primary rate network connectivity (unless otherwise agreed to in writing after the date of this Agreement, InterVoice is not providing any equipment or other infrastructure necessary to provide voice over the internet). The parties will mutually agree which types of Enhanced Services will be offered in connection with the 400 Ports. Unless otherwise agreed to in writing, the Enhanced Services which Lessor may offer through the Leased Equipment will not include voice messaging or fax service. By mutual agreement of the parties, additional "Equipment" can be leased to Licensee pursuant to this Lease, subject to mutual agreement as to the functionality, installation and implementation requirements and responsibilities for such additional Equipment, in which case such Equipment and the Ports associated with such Equipment shall be, unless otherwise specifically agreed to in writing, subject to all the terms of this Lease applicable to Equipment and Ports previously delivered pursuant to this Lease, including without limitation, the provisions governing the determination and payment of Monthly Rent. During the Term of this Agreement, Lessee, and any company or other entity directly or indirectly controlled by Lessee or any officer of Lessee, will not directly or indirectly purchase, license, lease or otherwise acquire any voice processing and/or call processing software or equipment, other than Equipment and/or Software acquired from Lessor pursuant to this Agreement, for the purpose of directly or indirectly providing Enhanced Services Business (including services discussed in the Specifications). Without limiting the foregoing, during the term of this Agreement Lessee agrees that with respect to any companies referred to Lessee by Lessor, including Telcel Cellular, C.A., Lessee will only provide Enhanced Services Business to such customer through the use and operation of Equipment leased under this Agreement.

15.  SOFTWARE LICENSES.  Lessor grants to Lessee a non-exclusive license to use
     -----------------
     the Software only in the Equipment in which such Software is initially installed and which is valid during the term of this Agreement. Lessee acknowledges that the Equipment may incorporate components which ensure that Software is only used with the Equipment in which it is initially installed. All copies of the Software remain the property of Lessor or its affiliates or suppliers. Lessee will not modify, reverse engineer, decompile, disassemble, or derive source code from the Software. Lessee shall not sublicense, assign, or otherwise transfer the Software or use it for any other purpose or with other equipment without Lessor's consent.

16.  PROPRIETARY RIGHTS.  Except in connection with its authorized use with the
     ------------------
     Equipment, Lessee agrees that information (including Software) furnished it by Lessor marked as confidential or proprietary will be accepted by Lessee in confidence and will not be directly or indirectly used, published, reproduced, disseminated or otherwise disclosed without the prior written consent of Lessor. Upon Lessee's material breach of the terms of this Lease Lessor may, without limiting other remedies which may be available to Lessor, terminate the Software license at any time by written notice to Lessee.

     Lessor reserves all proprietary rights in all designs, engineering details and other data pertaining to the Equipment and Software and to all discoveries, inventions, patent rights, trade secrets, know-how and other proprietary data arising out of work done in connection with designing, manufacturing, servicing, installing, using and testing the Equipment and Software, including the sole right to manufacture and market the Equipment and Software. Lessee agrees to hold the Equipment and Software subject to such reservations.

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17.  WARRANTY.  The Equipment and Software is warranted free from defects in
     --------
     design, material and workmanship for 12 months after the date of shipment. After the warranty period, Lessor will provide remedial service and support to correct any defects in design, material or workmanship during the remaining term of this Agreement. Lessor's warranty and remedial service and support obligations are contingent upon proper use and application of the Equipment and Software in accordance with Specifications and does not cover repair or replacement caused by: (i) failure to provide a suitable environment prescribed by Lessor; (ii) neglect, accident, disaster (including water, wind and lightning), transportation or vandalism; (iii) alterations or modifications which are not approved by Lessor; (iv) attachments, machines or accessories not provided by or approved by Lessor; or (v) maintenance or repair not performed by Lessor. Lessor shall, at its option, repair or replace any defective Equipment or Software reported to Lessor during the warranty period and the term of this Agreement. Lessee acknowledges that Lessor has not made any representation or warranty (regarding the products and services which are the subject of this Lease) which is not expressly set forth herein. EXCEPT AS SET FORTH HEREIN, LESSOR DISCLAIMS ANY WARRANTY WITH RESPECT TO THE MERCHANTABILITY, DESIGN, CONDITION, DURABILITY, PERFORMANCE, QUALITY, CAPACITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH SERVICES OR PRODUCTS. Lessee acknowledges and agrees that the pricing of the products and services which are the subject of this Lease reflects the intent of the parties to limit Lessor's liability as provided herein. Accordingly, Lessee agrees to assume the responsibility of insuring against or otherwise bearing the risk of greater damages.

18.  PATENT, COPYRIGHT AND TRADE SECRET INDEMNITY.  Lessor will indemnify, hold
     --------------------------------------------
     harmless and defend Lessee at its own expense against any claim that any Equipment or Software as provided by Lessor hereunder, exclusive of any Software programs at any time specifically developed pursuant to customized functional specifications for applications identified by Lessee, infringes any United States copyright, patent or trade secret; provided that Lessee promptly notifies Lessor of any such claim after receiving service of process, provides all reasonable assistance to Lessor and allows Lessor to control any resulting litigation and/or settlement negotiations. Lessor shall have no obligation with respect to any such claim of infringement based upon Lessee's modification of any Equipment or Software or their combination, operation or use with apparatus, data or computer programs not furnished by Lessor. If a claim of infringement described in this paragraph does occur, or in Lessor's opinion is likely to occur, Lessee will permit Lessor, at its option and expense, (i) to modify the Equipment or Software so that it is no longer infringing while performing substantially the same function, (ii) to obtain for Lessee the right to continue using the Equipment or Software, or (iii) if (i) and (ii) are not reasonably procurable, require Lessee to return the Equipment and Software in exchange for a refund of Monthly Rent previously paid. Lessee will indemnify, hold harmless and defend Lessor at its own expense against any claim of copyright infringement based on a specification or script provided to Lessor by Lessee. Notwithstanding any provision of this Lease to the contrary, including without limitation, this Sectionl8, Lessor is not in any way indemnifying or agreeing to defend Lessee with respect to infringement of any claim or claims of United States Patent No. 4,706,275 (the "Aerotel Patent"), until after Lessee has obtained a valid and enforceable license to practice the Aerotel Patent in connection with the use and operation of all "debit card services" offered by Lessee (as generally described in the Calling Card Services and Billing Methods Sections of Lessor's IN*Control ESP Feature 5.5 document). The limitation in the preceding sentence only applies to the use and operation of such debit card services. Lessee represents that following execution of this Agreement, in connection with any debit card services Lessee decides to offer, it will promptly commence negotiations to enter into a valid and enforceable license to practice the Aerotel Patent in connection with the use and operation of all "debit card services" offered by Lessee; and if such a license agreement is not executed and delivered on or before the six-month anniversary of the commencement date of such negotiations, this Agreement will terminate unless an officer of Lessee certifies in writing that such debit card services

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     have been terminated on or before such six-month anniversary date. The parties acknowledge and agree that Licensee will not have any obligation to negotiate or obtain a license to practice the Aerotel Patent until if and when Lessee decides to provide debit card services. Lessee will indemnify, hold harmless and defend Lessor at its own expense against any claim that any Equipment or Software, and/or services provided in connection with the Equipment and Software, infringes the Aerotel Patent.

     THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF LESSOR, FOR PATENT, COPYRIGHT AND OTHER INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT OR CLAIMS OF INFRINGEMENT.

19.  RECOVERY.  In each instance in which Lessee seeks to recover damages from
     --------
     Lessor regardless of the legal theory upon which Lessee's claim is based (whether contract, tort, strict liability or some other theory), Lessor will only be liable for (1) bodily injury (including death) and damage to real property and tangible personal property which Lessor is legally prohibited from disclaiming or limiting and (2) the amount of any other direct actual loss or damage arising from Lessor's performance or nonperformance under this Lease, up to $100,000 ($25,000 for Software). Under no circumstances will Lessor be liable for losses or damages resulting from (i) third party claims against Lessee or claims by Lessee based on third party claims (other than those referred to in Item 1 of this Section or Section 18), (ii) loss of stored, transmitted or recorded data,
     (iii) CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), INCIDENTAL DAMAGES OR PUNITIVE DAMAGES, EVEN IF LESSOR IS INFORMED OF THEIR POSSIBILITY or (iv) delays in delivery or by any event which is beyond Lessor's control. This Section sets forth the maximum collective responsibility of Lessor, its suppliers, subcontractors and other agents and all such parties are intended beneficiaries of this Section.

20.  GENERAL.  This lease inures to the benefit of and is binding upon the
     -------
     heirs, legatees, personal representative, successors and assignees of the parties hereto. Time is of the essence of this Lease. This Lease and all Schedules attached hereto contain the entire agreement between Lessor and Lessee, and no modification of this Lease shall be effective unless in writing and executed by an executive officer of Lessor. In the event any provision of this Lease should be unenforceable, then such provision shall be deemed deleted, however, no other provision hereof shall be affected thereby.

21.  GOVERNING LAW.  This Lease shall be governed by and interpreted in
     -------------
     accordance with the laws of the State of Texas applicable to contracts to be executed and performed entirely within such State. No action shall be brought under this Lease more than one year after accrual of the cause of action therefore.

22.  COMPLIANCE WITH EXPORT REGULATIONS AND OTHER LAWS.  Lessee shall comply
     -------------------------------------------------
     with the rules and regulations under the United States Export Administration Act, the United States Anti-Boycott provisions, and the United States Foreign Corrupt Practices Act, as well as all of the applicable United States federal, state and municipal statutes, rules and regulations and all export regulations of any other applicable jurisdiction, as the same may be amended from time to time.

     Lessee acknowledges that it is familiar with and understands the provisions of the United States Foreign Corrupt Practices Act of 1977 (the "Act") and with respect to the Act neither Lessee, nor any officer, director, employee, or agent of Lessee: (i) shall pay or be instructed to pay or give (or agree to pay or give) anything of value, either directly or indirectly, to an official of any government or any political party or to any person who is at present, or who will be at any time during the term of this Lease, an official, officer, a representative of any government, or a candidate for political office for the purpose of influencing an act or decision in such political party's or person's official capacity, or to do or omit to do any act in violation of law, or inducing such party or person to use their influence

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

     with the government, in order to assist Lessor in obtaining or retaining business for or with, or directing business to, any person, or for any other purpose whatsoever or (ii) shall use or be instructed to use any compensation received from Lessor for any purpose, nor take any action, which would constitute a violation of any law of the United States (including the Act), Mexico, or any other applicable jurisdiction.

     Lessee by execution below certifies that it will not transfer, directly or indirectly, any Equipment and/or Software, or technical information received from Lessor or any copies thereof, or any product produced from such technical information, to any of the countries contained within the country groups for which special export or re-export approval is required under United States Government Regulation 15 C.F.R. Section 379.4(f)(1).

23.  ENTIRE AGREEMENT AND ASSIGNMENT.  This Lease is the entire agreement,
     -------------------------------
     supersedes any prior purchase order or correspondence and may not be changed, modified or canceled except in a written document signed by both parties. The obligations of Sections 13, 17, 18, 19, 20, 22 and 23 shall survive the termination of this Lease. If any provision or provisions of this Lease are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not be affected or impaired thereby. To protect the parties' proprietary rights, neither this Lease nor any rights under it may be assigned without the other party's prior written consent.

LESSOR:                                    LESSEE:
INTERVOICE, INC.                           WORLDQUEST NETWORKS, INC.


By: /s/ DAVID D. HAMMOND                   By:  [SIGNATURE ILLEGIBLE]
   ---------------------------------          ----------------------------------
Name:   David D. Hammond                   Name:
     -------------------------------            --------------------------------
Title:  CEO                                Title:
      ------------------------------             -------------------------------
Date:   6/10/98                            Date:
     -------------------------------            --------------------------------

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